Exhibit 1.4
(Translation)
NIS GROUP CO., LTD.
REGULATIONS OF THE BOARD OF STATUTORY AUDITORS
(Purpose)
     Article 1. In accordance with laws and ordinances and the Articles of Incorporation, these Regulations shall provide for all matters concerning meetings of the Board of Statutory Auditors of NIS GROUP CO., LTD. (the “Company”).
(Definitions)
     Article 2.
(1)	“Accounting Auditor” means an accounting auditor elected by the General Meeting of Shareholders of the Company pursuant to Article 329, paragraph 1 of the Corporate Law of Japan.

(2)	“SEC Audit Corporation” means an accounting firm, certified public accountant of the United States or accountant and its related party, required to be independent of the Company pursuant to the laws or ordinances of the United States or the rules of the stock exchange in the United States on which the shares of the Company are listed and registered with the Public Company Accounting Oversight Board (“PCAOB”) of the United States, that provides the Company and any subsidiary of the Company under the accounting standards of the United States with audit services and other services related with audits in accordance with the standards of the United States.

(3)	Any “Accounting Auditor” shall be qualified as an SEC Audit Corporation.
(Composition)
     Article 3.
1.	The Board of Statutory Auditors shall be composed of all the Statutory Auditors.

2.	The Board of Statutory Auditors shall appoint a full-time Statutory Auditor or Auditors.

3.	In addition to the preceding paragraph, the Board of Statutory Auditors shall appoint a chairman of the Board of Statutory Auditors and a specified Statutory Auditor or Auditors as set forth in Article 8 hereof.
(Object of the Board of Statutory Auditors)
     Article 4. The Board of Statutory Auditors shall receive reports on, deliberate on or adopt resolutions of, important matters concerning audits; provided, however, that the exercise of powers by each Statutory Auditor shall not be diluted.
(Duties of the Board of Statutory Auditors)
     Article 5. The Board of Statutory Auditors shall execute the following duties; provided, however, that any determination made under item (3) hereof shall not dilute the exercise of powers by each Statutory Auditor:
(1)	Preparation of audit reports;

(2)	Appointment and removal of full-time Statutory Auditors; and

(3)	Determination of audit policies, methods of investigation of the state of operations and property and other matters concerning the execution by Statutory Auditors of their duties.

(Appointment and removal of full-time Statutory Auditors)
     Article 6. The Board of Statutory Auditors shall, by its resolution, appoint a full-time Statutory Auditor or Auditors from among the Statutory Auditors and remove such full-time Statutory Auditor or Auditors.
(Chairman)
     Article 7.
1.	The Board of Statutory Auditors shall, by its resolution, appoint a chairman from among the Statutory Auditors.

2.	The chairman of the Board of Statutory Auditors shall execute the duties delegated by the Board of Statutory Auditors, in addition to the duties set forth in Article 11, paragraph 1 hereof; provided, however, that the exercise of powers by each Statutory Auditor shall not be diluted.
(Specified Statutory Auditors)
     Article 8.
1.	The Board of Statutory Auditors shall, by its resolution, specify a Statutory Auditor or Auditors (“specified Statutory Auditor(s)”) to execute the following duties:
(1)	Receive from the Directors business reports and their detailed accompanying statements and financial statements that shall be received by each Statutory Auditors, and deliver the same to the other Statutory Auditors;

(2)	Give notice of the details of audit reports of the Board of Statutory Auditors on business reports and their detailed accompanying statements to the Directors;

(3)	Agree with the Directors as to the dates on which notice under the preceding paragraph shall be given;

(4)	Receive from the Accounting Auditors notice of the details of accounting audit reports, and give notice thereof to the other Statutory Auditors;

(5)	Give notice of the details of audit reports of the Board of Statutory Auditors on financial statements to the Directors and Accounting Auditors; and
(6)	Agree with the Directors and Accounting Auditors as to the date on which the specified Statutory Auditor(s) shall receive from the Accounting Auditors notice of the details of accounting audit reports.
2.	The specified Statutory Auditor(s) shall be a full-time Statutory Auditor(s).

(Statutory Auditors to attend meeting of the Board of Directors by Special Directors)
     Article 9. In the event that the Board of Directors has appointed Special Directors, the Board of Statutory Auditors shall, by its resolution, appoint a Statutory Auditor or Auditors to attend a meeting of the Board of Directors by such Special Directors.
(Holding of meetings)
     Article 10. Meetings of the Board of Statutory Auditors shall be held at the head office bimonthly, in principle; provided, however, that meeting of the Board of Statutory Auditors may be held from time to time as the necessity arises.
(Convener)
     Article 11.
1.	Meetings of the Board of Statutory Auditors shall be convened and presided over by the chairman.

2.	Each Statutory Auditor may request the chairman to convene a meeting of the Board of Statutory Auditors.

3.	In the event that the chairman does not convene a meeting of the Board of Statutory Auditors in spite of a request made under the preceding paragraph, the Statutory Auditor who has made such request may convene and preside over the meeting.
(Convocation procedure)
     Article 12.
1.	To convene a meeting of the Board of Statutory Auditors, notice thereof shall be dispatched to each Statutory Auditor not later than two (2) days prior to the date of the meeting in accordance as provided for in the Articles of Incorporation.

2.	If consented to by all the Statutory Auditors, a meeting of the Board of Statutory Auditors may be held without following the convocation procedure.
(Method of adopting resolutions)
     Article 13.
1.	A resolution of the Board of Statutory Auditors shall be adopted by a majority of the Statutory Auditors.

2.	For adopting a resolution, the Board of Statutory Auditors shall deliberate by reference to sufficient information.

(Resolution of audit policies and other matters)
     Article 14.
1.	The Board of Statutory Auditors shall, by its resolution, formulate audit policies, audit plans, audit methods, the distribution of auditing duties and other matters.

2.	In addition as provided for in the preceding paragraph, the Board of Statutory Auditors shall make decisions as to any matter considered necessary for Statutory Auditors to perform their duties, including audit expense budgets.

3.	The Board of Statutory Auditors shall make decisions as to the details of the following frameworks and request the Directors to establish the frameworks:
(1)	Matters relating to employees to assist the Statutory Auditors to execute their duties;

(2)	Matters relating independence of the employees set forth in the preceding item from the Directors;

(3)	Framework for the Directors and employees to file reports to the Statutory Auditors and other frameworks for filing reports to the Statutory Auditors; and

(4)	Other frameworks to secure effective performance of audits by the Statutory Auditors.
(Engagement of third-party advisors)
     Article 15. The Board of Statutory Auditors may engage attorneys, certified public accountants, consultants and other third-party advisors at the cost of the Company when it deems necessary for the performance of its duties.
(Regular meetings with Representative Directors, etc.)
     Article 16.
1.	The Board of Statutory Auditors shall regularly meet the Representative Directors, exchange opinions on problems to be addressed by the Company, the state of development of the environments for the Statutory Auditors’ audits, important problems in conjunction with audits, etc. and also make requests as deemed necessary to the Representative Directors, in an effort to increase mutual understanding.

2.	The Board of Statutory Auditors shall explain its audit policies and audit plans, as well as the state of the performance of audits and the results thereof, whenever appropriate, and express its opinions on the election of Accounting Auditors, to the Representative Directors and the Board of Directors.

3.	The Board of Statutory Auditors shall, in consultation with the Directors, determine a proposition for the election of Accounting Auditors and other matters for the Directors and employees to file reports to the Board of Statutory Auditors under the framework set forth in Article 14, paragraph 3, item 3 above, in addition to the matters provided for in law and receive reports thereon.

(Reports to the Board of Statutory Auditors)
     Article 17.
1.	Each Statutory Auditor shall report the state of performance of his duties to the Board of Statutory Auditors regularly and from time to time and must do so at any time upon request from the Board of Statutory Auditors.

2.	Any Statutory Auditor who receives a report from any Accounting Auditor, Director, employee in the internal audit section, etc. or other person shall file such report to the Board of Statutory Auditors.

3.	The Board of Statutory Auditors shall request any Accounting Auditor, Director, employee in the internal audit section, etc. or other person to file a report as the necessity arises.

4.	In conjunction with the three preceding paragraphs, in the event that any Accounting Auditor, Director, employee in the internal audit section, etc. or other person gives notice of any matter to be reported to the Board of Statutory Auditors to all the Statutory Auditors, such any matter shall not be required to be reported to the Board of Statutory Auditors.

5.	The Board of Statutory Auditors shall receive reports from the Accounting Auditors on their audit reports (including audit reports on consolidated financial statements to be filed with the SEC).
(Measures in response to reports)
     Article 18. In the event that the Board of Statutory Auditors receives any of the following reports, it shall make necessary investigations and take any appropriate measure according to the situation:
(1)	Report from any Director that a fact was found to threaten to cause a material damage to the Company;

(2)	Report from any Accounting Auditor that a malpractice by any Director relating to the performance of his duties or any other material fact in contravention of laws or ordinances or the Articles of Incorporation were found;

(3)	Report from any Director or employee on any of the matters determined in consultation with the Directors in advance; and

(4)	Report or information received from any officer, employee or the like or any outsider pursuant to the Regulations for the Operation of the Whistle-Blowing Policy.

(Preparation of audit reports)
     Article 19.
1.	The Board of Statutory Auditors shall, based on the audit reports prepared by each Statutory Auditor, prepare its audit reports upon deliberation.

2.	If the details of the audit report of the Board of Statutory Auditors differs from those of each Statutory Auditor and such each Statutory Auditor so requests, the Board of Statutory Auditors shall refer to the details of the audit report of the Statutory Auditor in its audit report.

3.	Each Statutory Auditor shall affix his signature or his name and seal (including electronic signature) to the audit report of the Board of Statutory Auditors. The full-time Statutory Auditor or Auditors and outside Statutory Auditor or Auditors shall be indicated or recorded as such therein.

4.	The preceding three paragraphs shall apply, mutatis mutandis, when the Company prepares extraordinary financial statements or consolidated financial statements.
(Consent to the election of Statutory Auditors, etc.)
     Article 20.
1.	The following matters concerning the election of Statutory Auditors shall be subject to the resolution of the Board of Statutory Auditors:
(1)	Consent to a proposition on the election of Statutory Auditors to be submitted to a General Meeting of Shareholders;

(2)	Request that the election of Statutory Auditors be a matter forming an object at a General Meeting of Shareholders; and

(3)	Request that a proposition on the election of Statutory Auditors be submitted to a General Meeting of Shareholders.
2.	The preceding paragraph shall apply, mutatis mutandis, to the election of a Statutory Auditor to fill a vacancy.
(Consent to the election of Accounting Auditors, etc.)
     Article 21.
1.	The following matters concerning the election, non-reelection and removal of Accounting Auditors shall be subject to the resolution of the Board of Statutory Auditors:
(1)	Consent to a proposition on the election of Accounting Auditors to be submitted to a General Meeting of Shareholders;

(2)	Consent to the removal or non-reelection of Accounting Auditors to be a matter forming an object at a General Meeting of Shareholders;

(3)	Request that a proposition on the election of Accounting Auditors be submitted to a General Meeting of Shareholders;

(4)	Request that the election, removal or non-reelection of Accounting Auditors be a matter forming an object at a General Meeting of Shareholders; and
(5)	Election of a person to temporarily perform the duties of Accounting Auditors in the event that the office of Accounting Auditors is vacant.

2.	Consent of all the Statutory Auditors to the removal of any Accounting Auditor for any statutory reason for removal may be obtained upon consultation at a meeting of the Board of Statutory Auditors. In that case, a Statutory Auditor designated by the Board of Statutory Auditors shall explain the fact and the reason therefor at the first General Meeting of Shareholders to be held after such removal.

3.	The consent set forth in the preceding paragraph may be given in writing or in electronic records in the case of urgent necessity.
(Consent to remuneration, etc. of Accounting Auditors)
     Article 22. Any consent to remuneration, etc. of Accounting Auditors and any person to temporarily perform the duties of Accounting Auditors shall be by resolution of the Board of Statutory Auditors.
(Consent to partial indemnification of Director)
     Article 23.
1.	Any of the following unanimous consents by the Statutory Auditors may be given upon deliberation at a meeting of the Board of Statutory Auditors:
(1)	Consent to a proposition on partial indemnification of any Director to be submitted to a General Meeting of Shareholders;

(2)	Consent to a proposition on amendment to the Articles of Incorporation to allow the Board of Directors to partially indemnify any Director by resolution of the Board of Directors to be submitted to a General Meeting of Shareholders;

(3)	Consent to a proposition on partial indemnification of any Director to be submitted to a meeting of the Board of Directors in accordance as provided for in the Articles of Incorporation; and

(4)	Consent to a proposition on amendment to the Articles of Incorporation to allow the Board of Directors to enter into an agreement with any outside Director to partially indemnify him to be submitted to a General Meeting of Shareholders.
2.	The consent set forth in the preceding paragraph may be given in writing or in electronic records in the case of urgent necessity.
(Consent to intervention in a lawsuit to assist)
     Article 24.
1.	Any unanimous consent by the Statutory Auditors to intervention by the Company in a derivative lawsuit to assist any defendant Director may be given upon deliberation at a meeting of the Board of Statutory Auditors.

2.	The consent set forth in the preceding paragraph may be given in writing or in electronic records in the case of urgent necessity.

(Deliberation on exercise by Statutory Auditors of powers)
     Article 25. In the event that Statutory Auditors exercise their powers or perform their duties with regard to the following matters, the Statutory Auditors may deliberate thereon in advance at a meeting of the Board of Statutory Auditors:
(1)	Explanation as to any question addressed in writing by a shareholder to Statutory Auditors prior to the holding of a General Meeting of Shareholders;

(2)	Report to the Board of Directors, request for the convocation of a meeting of the Board of Directors, etc.;

(3)	Results of investigations as to propositions, documents, etc. to be submitted to a General Meeting of Shareholders;

(4)	Demand for the suspension of any Director’s act beyond the scope of the objectives of the Company or any other act in contravention of laws or ordinances or the Articles of Incorporation;

(5)	Statement of opinions on the election, removal, resignation and remuneration, etc. of Statutory Auditors at a General Meeting of Shareholders;

(6)	Matters concerning a lawsuit between the Company and any Director;

(7)	Matters concerning approval of audit or non-audit services of Accounting Auditors; and

(8)	Matters concerning the institution of lawsuits and other matters.
(Deliberation on remuneration, etc.)
     Article 26. Upon unanimous consent by the Statutory Auditors, remuneration, etc. of Statutory Auditors may be deliberated at a meeting of the Board of Statutory Auditors.
(Minutes)
     Article 27.
1.	The following matters shall be included in minutes of each meeting of the Board of Statutory Auditors and the Statutory Auditors present shall affix their signatures or their names and seals (including electronic signatures) thereto:
(1)	Day, hour and place of the meeting (including the method of attendance at the meeting if any Statutory Auditor, Director or Accounting Auditor who was not in the place physically attended the meeting);

(2)	Proceedings in outline and the resultant actions taken thereat;

(3)	Outline of the particulars of the opinions or statements, if any, given thereat with regard to any of the following matters:
(a)	Report from any Director that a fact was found to threaten to cause a material damage to the Company; and

(b)	Report from any Accounting Auditor that a malpractice by any Director relating to the performance of his duties or any other material fact in contravention of laws or ordinances or the Articles of Incorporation were found;
(4)	Name of any Director or Accounting Auditor present thereat; and

(5)	Name of the chairman of the meeting.

2.	In the event that the filing of a report to the Board of Statutory Auditors is determined not to be required by the provision of Article 17, paragraph 4, minutes shall be prepared of the following items:
(1)	Details of the matter determined not to be required to be reported to the Board of Statutory Auditors;

(2)	Date on which the filing of such report to the Board of Statutory Auditors was determined not to be required; and

(3)	Name(s) of the Statutory Auditor(s) who performed the duties involved in the preparation of minutes.
3.	The minutes mentioned in the preceding two paragraphs shall be kept on file by the Company at the head office for ten (10) years.
(Secretariat for the Board of Statutory Auditors)
     Article 28. The convocation of meetings of the Board of Statutory Auditors, preparation of the minutes and other businesses concerning the administration thereof shall be assigned to the Statutory Auditors’ staff and other employees to assist the Statutory Auditors to perform their duties.
(Criteria for Audits by the Statutory Auditors)
     Article 29. All maters concerning the Board of Statutory Auditors and the audits by Statutory Auditors shall be governed by the Criteria for Audits by the Statutory Auditors to be determined by the Board of Statutory Auditors, in addition as provided for in laws or ordinances, the Articles of Incorporation and these Regulations of the Board of Statutory Auditors.
(Amendment and abolition of these Regulations)
     Article 30. Any amendment to or abolition of these Regulations shall be made by the Board of Statutory Auditors.
(Effectuation)
     Article 31. These Regulations shall become effective as from June 29, 1994.
(Effective date of amendment)
     Article 32.
1.	These Regulations, as amended, shall become effective as from August 11, 1995.

2.	These Regulations, as amended, shall become effective as from June 10, 2002.

3.	These Regulations, as amended, shall become effective as from April 1, 2003.

4.	These Regulations, as amended, shall become effective as from June 22, 2004.

5.	These Regulations, as amended, shall become effective as from February 15, 2005.

6.	These Regulations, as amended, shall become effective as from June 22, 2005.

7.	These Regulations, as amended, shall become effective as from June 24, 2006.

8.	These Regulations, as amended, shall become effective as from October 1, 2006.